UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

PEOPLESTRING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20301 Ventura Boulevard, Suite 126B
Woodland Hills, CA 91364
(Address of principal executive office)

732-741-2840
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

PeopleString Corporation, a Delaware corporation (the “Company”), amended its Certificate of Incorporation with the Delaware Secretary of State pursuant to a certificate of amendment (the “Certificate of Amendment”) to: a) increase the authorized shares of its common stock (the “Common Stock Increase”) from two hundred fifty million (250,000,000) to one billion (1,000,000,000) and b) authorize preferred stock consisting of one hundred million (100,000,000) shares to be designated as the board of directors of the Company may determine.

The Company’s Board of Directors and shareholders representing approximately 50.1% of the outstanding shares of the Company’s common stock approved the foregoing actions by written consent on December 3, 2013.

The Certificate of Amendment, as filed with the Delaware Secretary of State on December 3, 2013, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

See Item 5.03.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLESTRING CORPORATION

Dated: December 9, 2013	By:	/s/ Jerome Kaiser
Jerome Kaiser
Duly Authorized Officer, Chief Executive Officer